Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Expands Credit Facility by $75 Million

Hampton, VA, February 1, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a designer and manufacturer of sensors and sensor-based systems, announced today that on February 1, 2013 it entered into Amendment No. 4 to Credit Agreement (the “Credit Agreement Amendment”) among the Company, the financial institutions party thereto (the “Bank Group”) and JPMorgan Chase Bank, N.A., as administrative agent, to amend the Company’s senior secured credit facility under that certain Credit Agreement dated as of June 1, 2010 among the Company, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement Amendment increased the aggregate commitments to $185 million from $110 million, providing the Company with $75 million of increased borrowing availability to support Company growth, reset the accordion feature to $75 million for future expansion, and added PNC Bank to the Bank Group.

On February 1, 2013, the Company entered into a Fourth Amendment to Note Purchase Agreement (the “Prudential Amendment”) among The Prudential Insurance Company of America (“Prudential”), other noteholders party thereto, the Company and certain subsidiaries of the Company party thereto to amend that certain Note Purchase and Private Shelf Agreement dated June 1, 2010 among the Company, Prudential and the other noteholders party thereto (the “Note Purchase Agreement”). The Prudential Amendment amended the Note Purchase Agreement to provide conformity with the Credit Agreement Amendment since the Note Purchase Agreement is on a pari passu (equal force) basis with the Senior Secured Facility.

Mark Thomson, Company CFO, commented, “This amendment gives the Company additional capacity and flexibility to support future acquisitions and other value-creating investments.”

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this issue.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com